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EXHIBIT 2.3



                             UNDERWRITING AGREEMENT


March 18, 2002

Sun Gro Horticulture Income Fund
c/o Sun Gro Horticulture Inc.
15831 N.E. 8th Street
Suite 100
Bellevue, Washington
98008

ATTENTION:        Mitch Weaver
                  President, Sun Gro Horticulture Inc.

and

Sun Gro Horticulture, Inc.
15831 N.E. 8th Street
Suite 100
Bellevue, Washington
98008

ATTENTION:        Mitch Weaver
                  President, Sun Gro Horticulture Inc.

and

Hines Horticulture, Inc. as promoter of
Sun Gro Horticulture Income Fund
12621 Jeffrey Road
Irvine, CA
92620-2101

ATTENTION:        Steve Thigpen
                  Chairman and Chief Executive Officer

Dear Sirs/Mesdames:

         We understand that Sun Gro Horticulture Income Fund (the "FUND") is an unincorporated open ended trust established pursuant to the laws of British Columbia and pursuant to a trust indenture dated as of February 12, 2002, as amended and restated as of March 18, 2002 and that the Fund will, upon successful completion of the offering of Units contemplated in this Agreement, qualify as a "unit trust" and a "mutual fund trust" for the purposes of the



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INCOME TAX ACT (Canada). We understand that the Fund proposes to create, issue and sell 22,023,000 Units of the Fund (the "PURCHASED UNITS") having the material attributes described herein and in a preliminary prospectus which the Fund has prepared and filed with the securities regulatory authorities in each of the provinces and territories of Canada. We further understand that Hines Horticulture, Inc. ("HINES") is the promoter of the Fund and the parent of Hines Nurseries, Inc. ("HINES NURSERIES") which in turn is the parent of Sun Gro Horticulture, Inc. ("SUN GRO U.S.") and that prior to the closing of the sale of the Purchased Units, Sun Gro U.S. will complete a reorganization of the business to be carried on by the Fund, as described in the Prospectus (as defined below).

         Subject to the terms and conditions contained herein, BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., Scotia Capital Inc., National Bank Financial Inc. and TD Securities Inc. (collectively, the "UNDERWRITERS" and individually, an "UNDERWRITER") hereby severally offer to purchase from the Fund, in the respective percentages set forth in Section 21 hereof, and by its acceptance of the offer made by this letter the Fund hereby agrees to sell to the Underwriters, all but not less than all of the Purchased Units at a purchase price of $10.00 per Purchased Unit, being an aggregate purchase price of $220,230,000.

TERMS AND CONDITIONS
--------------------

1. ATTRIBUTES OF THE PURCHASED UNITS. The Purchased Units to be issued and sold by the Fund hereunder shall be duly and validly created and issued by the Fund and, when issued and sold by the Fund, such Purchased Units shall have attributes and characteristics that conform in all material respects to the attributes and characteristics set forth in the Prospectus, subject to such modifications or changes (if any) made prior to the Closing Date as may be agreed to in writing by the Fund and the Underwriters.

2. UNDERWRITERS' FEE. In consideration of the agreement of the Underwriters to purchase the Purchased Units hereunder and to offer them to the public and of the services to be rendered by the Underwriters in connection herewith, the Fund agrees to pay to the Underwriters, at the Time of Closing (as hereinafter defined), a fee equal to 5.75% of the aggregate purchase price of the Purchased Units, or $0.575 for each of such Purchased Units, being an aggregate fee of $12,663,225.

3. USE OF PROCEEDS. The net proceeds from the offering of Purchased Units hereunder will be used by the Fund on the Closing Date, directly or indirectly, for the purposes described in the Prospectus under the heading "Use of Proceeds".

4. DEFINITIONS AND INTERPRETATION. Certain defined terms used herein are defined in various sections of this Agreement. In addition, where used in this Agreement, the following terms shall have the following meanings, respectively:

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"AFFILIATE" means with respect to any person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person, and a Person is deemed to control another Person if such Person possesses directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have similar meanings.

"AGREEMENT" means the agreement resulting from the acceptance by the Fund, Sun Gro U.S. and Hines of the offer made by the Underwriters by this letter, as it may be amended from time to time;

"ACQUISITION AGREEMENT" means the acquisition agreement to be dated as of March 18, 2002 among the Fund, Sun Gro U.S., Sun Gro Canada, Hines Nurseries and Hines, providing for, among other things, the purchase of the Sun Gro Common Shares by the Fund;

"BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Vancouver, British Columbia;

"CLOSING DATE" means March 27, 2002 or such earlier or later date as may be agreed to in writing by the Fund and the Underwriters each acting reasonably, but in any event not later than April 30, 2002;

"DISTRIBUTION" means distribution or distribution to the public, as the case may be, for the purposes of the Securities Laws or any of them;

"FINANCIAL FORECAST" means the financial forecast of Sun Gro Canada for the year ending December 31, 2002, together with the notes thereto and the report of PricewaterhouseCoopers LLP thereon, as contained in the Prospectus;

"FINANCIAL INFORMATION" means collectively the Financial Forecast, the Fund Balance Sheet, the Fund Pro Forma Financial Statements and the Sun Gro U.S. Financial Statements;

"FUND BALANCE SHEET" means the audited balance sheet of the Fund as at February 12, 2002, together with the report of PricewaterhouseCoopers LLP thereon and the notes thereto, as contained in the Prospectus;

"FUND PRO FORMA FINANCIAL STATEMENTS" means the pro forma financial statements of the Fund, consisting of the pro forma consolidated balance sheet of the Fund as at September 30, 2001, and the pro forma consolidated statement of operations of the Fund for the nine-month period ended September 30, 2001 and the year ended December 31, 2000, together with the report of PricewaterhouseCoopers LLP thereon and the notes thereto, as contained in the Prospectus;

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"FUND SUBSIDIARIES" means SGC New, SG Holdco, SG Management, SG Distribution, SG
Processing, SG Manitoba and SG New Brunswick;

"INCOME TAX ACT" means the INCOME TAX ACT (Canada) and the regulations thereunder, in each case as amended;

"LEAD UNDERWRITER" means BMO Nesbitt Burns Inc.;

"MATERIAL CHANGE" has the meaning ascribed thereto in the SECURITIES ACT (British Columbia);

"MATERIAL FACT" has the meaning ascribed thereto in the SECURITIES ACT (British Columbia);

"MISREPRESENTATION" has the meaning ascribed thereto in the SECURITIES ACT (British Columbia);

"MUTUAL RELIANCE PROCEDURES" means the mutual reliance review system procedures provided for under National Policy 43-201, Mutual Reliance Review System for Prospectuses and Annual Information Forms of the Securities Commissions;

"OFFERING DOCUMENT" has the meaning given that term in Section 7(c);

"PERSON" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental body;

"PRELIMINARY PROSPECTUS" means the preliminary prospectus of the Fund in the English language dated February 12, 2002, approved, signed and certified in accordance with the Securities Laws, and the French language version thereof, relating to the qualification for distribution of the Purchased Units under the Securities Laws in all the Qualifying Jurisdictions through the Underwriters;

"PROSPECTUS" means the (final) prospectus of the Fund in the English language to be approved, signed and certified in accordance with the Securities Laws, and the French language version thereof, relating to the qualification for distribution of the Purchased Units under the Securities Laws in all the Qualifying Jurisdictions through the Underwriters;

"QUALIFYING JURISDICTIONS" means collectively each of the provinces and territories of Canada;

"REORGANIZATION" means the reorganization of the business carried on by Sun Gro U.S. as contemplated in the Prospectus under "Funding, Acquisition and Related Transactions - Reorganization";

"SECURITIES COMMISSION" means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

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"SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made thereunder together with all applicable published policy statements, blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated hereunder;

"SGC NEW" means Sun Gro Horticulture Canada Ltd., as it will exist following its amalgamation with SG Nova Scotia under the laws of Nova Scotia;

"SG DISTRIBUTION" means Sun Gro Horticulture Distribution Inc., a company incorporated under the laws of Delaware and a wholly-owned subsidiary of SG Holdco;

"SG HOLDCO" means Sun Gro Holdings Inc., a company incorporated under the laws of Delaware and a wholly-owned subsidiary of Sun Gro Canada;

"SG MANAGEMENT" means Sun Gro Horticulture CM Ltd., a company incorporated under the laws of Canada and a wholly-owned subsidiary of Sun Gro Canada;

"SG MANITOBA" means Sunshine Peat Moss Ltd., a company incorporated under the laws of Manitoba and a wholly-owned subsidiary of Sun Gro Canada;

"SG NEW BRUNSWICK" means Sunshine Peat Moss Ltd., a company incorporated under the laws of New Brunswick and a wholly-owned subsidiary of Sun Gro Canada;

"SG NOVA SCOTIA" means 3064535 Nova Scotia Company and a wholly-owned subsidiary of Sun Gro U.S. and a predecessor of SGC New;

"SG PROCESSING" means Sun Gro Horticulture Processing Inc., a company incoporated under the laws of Delaware and a wholly-owned subsidiary of SG Holdco;

"SUN GRO CANADA" means Sun Gro Horticulture Canada Ltd., a company incorporated under the laws of Canada and a wholly-owned subsidiary of Sun Gro U.S. and a predecessor of SGC New;

"SUN GRO U.S. FINANCIAL STATEMENTS" means the audited financial statements of Sun Gro U.S. consisting of the consolidated balance sheets as at December 26, 1999 and December 31, 2000 and the consolidated statements of operations, shareholder's equity and cash flows for the periods ended on December 31, 1998, December 26, 1999 and December 31, 2000, together with the report of PricewaterhouseCoopers LLP thereon and the notes thereto, and the unaudited financial statements of Sun Gro U.S. consisting of the consolidated balance sheet as at September 30, 2001 and the consolidated statements of operations and cash flows for the nine-month and three-month periods ended September 26, 2000 and the statement of shareholder's equity for the nine-month period ended September 30, 2001, together with the notes thereto, in each case as contained in the Prospectus;

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"SUPPLEMENTARY MATERIAL" means, collectively, any amendment to the Preliminary
Prospectus or the Prospectus, any amendment or supplemental prospectus or any ancillary materials that may be filed by or on behalf of the Fund under the Securities Laws relating to the distribution of the Purchased Units thereunder;

"TIME OF CLOSING" means 6:00 a.m. (Vancouver time) on the Closing Date, or such other time on the Closing Date as may be agreed to by the Fund and the Underwriters;

"TRANSACTION AGREEMENTS" means (i) the agreements, declaration and indenture listed under the heading "Material Contracts" in the Prospectus (including this Agreement), together with any agreement the form of which is contained in a Schedule or Exhibit to any such "Material Contracts"; (ii) the agreements relating to the Reorganization; (iii) the agreements relating to the Credit Facility; (iv) the registrar and transfer agent agreement between the Fund and Computershare Trust Company of Canada relating to the Purchased Units; (v) Distribution Agreement between SGC New and SG Distribution; (vi) Contract Manufacturing Agreement between SGC New and SG Processing; (vii) Management Agreement between SG Distribution and SG Management; and (viii) Management Agreement between SG Management and SGC New;

"TRANSFER PRICING STUDY" means:

         (a) the transfer pricing study performed by PricewaterhouseCoopers LLP ("PWC") and covering letter dated February 22, 2002;

         (b) a memorandum from Cathy Hylton and Paul Hoberg to Jeff Meister dated March 18, 2002 regarding proposed changes in functions, risks and asset ownership;

         (c) a memorandum from Cathy Hylton and John Robinson to Jeff Meister dated February 22, 2002 regarding the "Sun Gro Restructure";

         (d) a memorandum from Cathy Hylton to Jeff Meister dated March 7, 2002 regarding "Sun Gro Group Operational Guidelines"; and

         (e) all agreements as of the Closing Date between the Purchaser and its direct and indirect subsidiaries or any of them.

"TSE" means the Toronto Stock Exchange;

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

Any reference in this Agreement to a section, subsection, paragraph or subparagraph shall refer to a section, subsection, paragraph or subparagraph of this Agreement.

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All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and/or pronoun.

5. PREPARATION AND FILING OF PROSPECTUS.

         (a) The Fund and Hines shall prepare and file the Prospectus and all other documents required under the Securities Laws with the Securities Commissions, and obtain a decision document from the British Columbia Securities Commission under the Mutual Reliance Procedures evidencing that a receipt has been issued for the Prospectus by each of the Securities Commissions, or otherwise fulfill all legal requirements to enable the Purchased Units to be offered and sold to the public in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdiction, not later than 5:00 p.m. (Vancouver time) on March 20, 2002 (or such later date or time as may be agreed to in writing by the Underwriters).

         (b) Prior to the filing of the Preliminary Prospectus and thereafter, and prior to the filing of the Prospectus, the Fund shall have allowed the Underwriters to participate fully in the preparation of such documents and shall have allowed the Underwriters and their advisors and representatives to conduct all due diligence investigations which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable them to execute the certificate required to be executed by them in the Preliminary Prospectus and the Prospectus.

6. DISTRIBUTION AND CERTAIN OBLIGATIONS OF UNDERWRITERS.

         (a) The Underwriters shall offer the Purchased Units for sale to the public directly and through other investment dealers or brokers (other than the Underwriters) (each, a "SELLING FIRM") upon the terms and conditions set out in the Prospectus and this Agreement in those jurisdictions where they may be lawfully offered for sale or sold and shall comply with, and shall require any Selling Firm to agree to comply with, the Securities Laws in connection with the distribution and sale of the Purchased Units. Any offer or sales of Purchased Units in the United States will be made in accordance with Section 14 of this Agreement. The Underwriters shall promptly notify the Fund when, in their opinion, the Underwriters and the Selling Firms have ceased distribution of the Purchased Units and provide a breakdown of the number of Purchased Units distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Securities Commissions.

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         (b)      For the purposes of this Section 6, the Underwriters shall be entitled to assume that the Purchased Units are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Prospectus shall have been obtained from the applicable Securities Commission (including a decision document for the Prospectus issued under the Mutual Reliance Procedures) following the filing of the Prospectus unless otherwise notified in writing.

         (c) The Underwriters shall use reasonable commercial efforts to complete and to cause the Selling Firms to complete the distribution of the Purchased Units as soon as possible after the Time of Closing. The Underwriters shall also use reasonable commercial efforts to cause a distribution of the Purchased Units in a manner such that the Fund will satisfy the requirements of the definition of "mutual fund trust" under the Income Tax Act with respect to distribution of the Purchased Units and to meet the minimum listing requirements of the TSE respecting distribution of the Purchased Units.

         (d) Notwithstanding the foregoing provisions of this Section 6, an Underwriter will not be liable to the Fund under this Section 6 with respect to a default under this Section 6 by another Underwriter or Selling Firm, as the case may be.

7. DELIVERIES ON FILING AND RELATED MATTERS.

         (a) DELIVERY OF CERTAIN MATERIALS. The Fund shall deliver to each of the Underwriters and the Underwriters' counsel the documents set out below at the respective times indicated:

                  (i) on the date hereof or as soon as possible thereafter, a copy of the Prospectus in each of the English and French languages signed and certified as required by the Securities Laws;

                  (ii) at the time of delivery of the French language version of the Prospectus pursuant to this Subsection 7(a), an opinion dated the date of the Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, Underwriters' counsel and the Fund, from Borden Ladner Gervais LLP, to the effect that the French language version of the Prospectus, except for the Financial Information as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and accurate translation of the English language version thereof, and that the English and French language versions are not susceptible of any materially different interpretation with respect to any matter contained therein;

                  (iii) at the time of delivery of the French language version of the Prospectus pursuant to this Subsection 7(a), an opinion dated the date of the Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, Underwriters' counsel and the Fund, from PricewaterhouseCoopers LLP, the auditors of the Fund and of Sun Gro U.S., to the effect that the French language version of the Financial Information in the Prospectus is, in all material respects, a complete and proper translation of the English language version thereof;

                  (iv) concurrently with the filing of the Prospectus with the Securities Commissions, a comfort letter dated the date of the Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters from PricewaterhouseCoopers LLP, the auditors of the Fund and of Sun Gro U.S., with respect to the financial and accounting information contained in the Prospectus, which letter shall be based on a review by the applicable auditors within a cut-off date of not more than two business days prior to the date of the letter, and which letter shall be in addition to the auditors' consent letters and comfort letters addressed to the Securities Commissions in the Qualifying Jurisdictions;

                  (v) prior to the filing of the Prospectus with the Securities Commissions, copies of correspondence indicating that the application for the listing and posting for trading on the TSE of the Purchased Units has been conditionally approved subject only to customary filings required by the TSE.

         (b) SUPPLEMENTARY MATERIAL. The Fund shall also prepare and deliver promptly to the Underwriters and Underwriters' counsel English and (where applicable) French versions of all Supplementary Material signed and certified as required by the Securities Laws. Concurrently with the delivery of any Supplementary Material, the Fund shall deliver to the Underwriters and Underwriters' counsel, with respect to such Supplementary Material, opinions and comfort letters substantially similar to those referred to in Section 7(a)(ii), (iii) and (iv).

         (c) REPRESENTATIONS AS TO PROSPECTUS AND SUPPLEMENTARY MATERIAL. Delivery of the Preliminary Prospectus, the Prospectus, the U.S. Placement Memorandum (as defined in Section 14) and any Supplementary Material (individually an "OFFERING DOCUMENT" and collectively the "OFFERING DOCUMENTS") by the Fund shall constitute the representation and warranty of each of the Fund, Hines and Sun Gro U.S. to the Underwriters that:

                  (i) all information and statements (except information and statements relating solely to any of the Underwriters) contained and incorporated by reference in such Offering Document are true and correct and contain no misrepresentation and that such Offering Document constitutes full, true and plain disclosure of all material facts relating to the Fund and the Purchased Units;

                  (ii) no material fact or information has been omitted therefrom (except facts or information relating solely to any of the Underwriters) which is required under the Securities Laws to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

                  (iii) such documents comply with the requirements of the Securities Laws.

                  Such deliveries shall also constitute the Fund's consent to the Underwriters' use of such Offering Document in connection with the distribution of the Purchased Units in compliance with this Agreement unless otherwise advised in writing.

         (d) COMMERCIAL COPIES. The Fund shall deliver or cause to be delivered to the Underwriters, as soon as practicable and in any event not later than 9:00 a.m. (Toronto time) on March 21, 2002, such number of commercial copies of the Prospectus, in such cities in the Qualifying Jurisdictions, as the Underwriters may reasonably request by instructions to the commercial printer of the Prospectus given forthwith after the Underwriters have been advised that the Fund has filed the Prospectus and obtained a receipt therefor. The Fund shall, as soon as possible following a request from the Underwriters, deliver or cause to be delivered to the Underwriters such additional commercial copies of the Prospectus in such numbers and at such locations as the Underwriters may reasonably request from time to time. The Fund shall from time to time deliver or cause to be delivered to the Underwriters, as soon as practicable, commercial copies of any Supplementary Material in such numbers and at such locations as the Underwriters may reasonably request from time to time.

         (e) PRESS RELEASES. During the period commencing on the date hereof and until completion of the distribution of the Purchased Units, the Fund will promptly provide to the Underwriters drafts of any press releases of the Fund and any press releases of Hines regarding the Fund or the sale of SGC New to the Fund for review by the Underwriters and the Underwriters' counsel prior to issuance, provided that any such review will be completed in a timely manner.

8. MATERIAL CHANGE.

         (a) During the period from the date hereof until the Underwriters notify the Fund of the completion of the distribution of the Purchased Units hereunder, the Fund, Hines and Sun Gro U.S. shall promptly inform the Underwriters (and if requested by the Underwriters, confirm such notification in writing) of the full particulars of:

                  (i) any change (actual, anticipated, contemplated or threatened) in the assets, liabilities (contingent or otherwise), business, affairs, operations or capital of the Fund, Sun Gro U.S. or any of the Fund Subsidiaries; or

                  (ii) any change in any matter referred to in any Offering Document (other than any matter relating solely to any of the Underwriters); or

                  (iii)    any other fact, event or circumstance;

                  which is, or may be, of such a nature as to render any of the Offering Documents or any statement therein untrue or misleading in any material respect or which would result in any of the Offering Documents containing a misrepresentation or which would result in any of the Offering Documents not complying with any of the Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Purchased Units or the value of any of the Fund Subsidiaries or Sun Gro Canada.

         (b) The Fund shall in good faith discuss with the Lead Underwriter any fact, change, event or circumstance (actual, anticipated, contemplated or threatened) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Underwriters under Subsection 8(a) hereof and, in any event shall consult with the Underwriters with respect to the form and content of any amendment or document proposed to be filed by the Fund under Subsection 8(c), below, prior to any such filing being made.

         (c) The Fund shall promptly comply with all applicable filing and other requirements under the Securities Laws arising as a result of any change, fact, event or circumstance referred to in Section 8(a) and shall prepare and file under all applicable Securities Laws, as promptly as possible, and in any event within any time limit prescribed under applicable Securities Laws, any Supplementary Material as may be required under applicable Securities Laws; provided that the Fund shall allow the Underwriters and their counsel to participate fully in the preparation of any Supplementary Material and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfil their obligations as underwriters and in order to enable the

                  Underwriters to execute responsibly the certificate required to be executed by them in any Supplementary Material and the Underwriters shall have approved the form of any Supplementary Material, such approval not to be unreasonably withheld and to be provided in a timely manner.

         (d) The delivery to the Underwriters of Supplementary Material shall constitute a representation and warranty to the Underwriters by the Fund and Hines with respect to the Prospectus as amended, modified or superseded by such Supplementary Material and by any Supplementary Material previously delivered to the Underwriters as aforesaid, to the same effect as set forth in Subsection 7(c). Such delivery shall also constitute the consent of the Fund to the use of the Prospectus, as amended, modified or superseded by the Supplementary Material, by the Underwriters in connection with the distribution of the Purchased Units hereunder.

         (e) During the period commencing on the date hereof and ending on the completion of the distribution of Purchased Units hereunder, the Fund will promptly inform the Underwriters of the full particulars of:

                  (i) any request of any Securities Commission for any amendment to the Preliminary Prospectus, the Prospectus or any Supplementary Material or for any additional information; or

                  (ii) the issuance by any Securities Commission, the TSE or any other competent authority of any order to cease or suspend trading of any securities of the Fund or of the institution or threat of institution of any proceedings for that purpose.

9. REPRESENTATIONS AND WARRANTIES OF THE FUND, SUN GRO U.S. AND HINES. Each of the Fund, Sun Gro U.S. and Hines jointly and severally represents and warrants to the Underwriters that:

         (a) the Fund is an unincorporated open-ended trust duly created, organized and existing under the laws of British Columbia and has all requisite power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus, and to enter into and deliver this Agreement and the Transaction Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder;

         (b) each of Hines, Sun Gro U.S. and the Fund Subsidiaries has been, or will at the Time of Closing be, duly created, incorporated or amalgamated and organized and existing, under the laws under which it has been, or will have been at the

                  Time of Closing, created, incorporated or amalgamated, and has, or will at the Time of Closing have, all requisite power, capacity and authority to own its properties and assets and to carry on its business as proposed to be conducted pursuant to the Transaction Agreements and as contemplated in the Prospectus, and to enter into and deliver the Transaction Agreements to which it will be a party and to perform its obligations thereunder;

         (c) all necessary action has been taken by the Fund to authorize the execution and delivery by the Fund of this Agreement and the Transaction Agreements to which the Fund is currently a party and the performance by the Fund of its obligations hereunder and thereunder, and this Agreement and each of the Transaction Agreements to which the Fund is currently a party has been duly executed and delivered and constitutes a valid and legally binding obligation of the Fund enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court), and each of the Transaction Agreements which is not yet executed and delivered, but to which the Fund is to be party at the Time of Closing, will have been duly authorized, executed and delivered by it at the Time of Closing, and each such Transaction Agreement will constitute at the Time of Closing a valid and legally binding obligation of the Fund, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court);

         (d) all necessary action has been taken, or will have been taken at the Time of Closing, by each of Hines, Sun Gro U.S., Sun Gro Canada, SG Nova Scotia and the Fund Subsidiaries to authorize the execution and delivery by it of the Transaction Agreements to which it is currently a party and the performance by it of its obligations thereunder, and each of the Transaction Agreements to which it is currently a party has been duly executed and delivered and constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court), and each of the Transaction Agreements which is not yet executed and delivered, but to which it is to be party at the Time of Closing, will have been duly authorized, executed and delivered by it at the Time of Closing, and each such Transaction Agreement will constitute at the Time of Closing a valid and legally binding obligation of it, enforceable against it in accordance with the terms of such Transaction Agreement (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court);

         (e) the Fund has all requisite power, capacity and authority to execute and deliver each of the Preliminary Prospectus and the Prospectus and to file such documents with the Securities Commissions, and all necessary action has been taken by the Fund to authorize the execution and delivery of the Preliminary Prospectus and the Prospectus and the filing of each of them with the Securities Commissions;

         (f)      the Fund Balance Sheet:

                  (i) is in accordance with the books, records and accounts of the Fund,

                  (ii) is true and correct and presents fairly the financial position of the Fund as at the date indicated,

                  (iii) has been prepared in accordance with Canadian generally accepted accounting principles, and

                  (iv) presents fairly all of the assets and liabilities of the Fund as at the date indicated including all contingent liabilities of the Fund as at the date indicated;

         (g) the Financial Forecast and the Fund Pro Forma Financial Statements are complete and correct in all material respects and have been prepared in accordance with Canadian generally accepted accounting principles consistently applied and applicable Securities Laws, and neither the Fund, Hines or Sun Gro U.S. is aware of any fact or circumstance presently existing which would render the Financial Forecast or the Fund Pro Forma Financial Statements materially incorrect;

         (h) except as disclosed in the Prospectus, subsequent to the date of the Preliminary Prospectus, there has not been any material change (financial or otherwise) in the business, affairs, assets or liabilities (contingent or otherwise), capital or prospects of the Fund or any of SG Nova Scotia or the Fund Subsidiaries;

         (i) except as disclosed in the Prospectus, subsequent to December 31, 2000, there has not been any material change (financial or otherwise) in the business, affairs, assets or liabilities (contingent or otherwise) or capital of Sun Gro U.S. or Sun Gro Canada and each of Sun Gro U.S. and Sun Gro Canada has carried on its business in the ordinary course;

         (j) the Fund is authorized to issue an unlimited number of Units, of which, as at the date hereof, one Unit is issued and outstanding as fully paid and non-assessable;

         (k) SGC New is, or will be, at the Time of Closing, authorized to issue 1,000,000,000 Sun Gro Common Shares and an unlimited principal amount of Sun Gro Notes;

         (l) Computershare Trust Company of Canada, at its principal offices in Toronto, will have been, at the Time of Closing, duly appointed as trustee in respect of the Sun Gro Notes;

         (m) Computershare Trust Company of Canada, at its principal offices in Vancouver and Toronto, will have been, at the Time of Closing, duly appointed as the registrar and transfer agent in respect of the Units of the Fund;

         (n) the TSE has conditionally approved the listing of the Purchased Units, subject to the filing of certain documentation with the TSE and the payment of applicable listing fees;

         (o) the form and terms of the certificate for the Purchased Units have been approved and adopted by the Trustees of the Fund and do not conflict with the Declaration of Trust;

         (p) all the Purchased Units to be issued by the Fund to the Underwriters hereunder will at the Time of Closing have been duly authorized for issuance and be duly and validly created and issued and will be fully paid and non-assessable and will conform to the description thereof contained in the Prospectus;

         (q)      immediately following the Time of Closing:

                  (i) the Fund will be the registered and beneficial owner of all the issued and outstanding Sun Gro Common Shares and Sun Gro Notes;

                  (ii) SGC New will be the registered and beneficial owner of all the outstanding shares of SG Holdco, SG Management, SG Manitoba and SG New Brunswick and such shares will have been duly and validly authorized and issued and will be fully paid and non-assessable;

                  (iii) SG Holdco will be the registered and beneficial owner of all of the outstanding shares of SG Distribution and SG Processing and such shares will have been duly and validly authorized and issued and will be fully paid and non-assessable;

                  in each case, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever in law or in equity and no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any such Sun Gro Common Shares, Sun Gro Notes or other shares;

         (r) the execution and delivery by each of the Fund, Hines, Sun Gro U.S. and the Fund Subsidiaries of the Transaction Agreements to which it is a party, the fulfilment of the terms thereof by each of the Fund, Hines, Sun Gro U.S., Sun Gro Canada and the Fund Subsidiaries, as applicable, and the completion of the transactions contemplated therein and the issuance, sale and delivery of the Purchased Units to be issued by the Fund and of the Sun Gro Common Shares and Sun Gro Notes to be issued to the Fund do not and will not:

                  (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, Securities Commission or other regulatory commission or agency or third party except those that have been obtained (or will be obtained prior to the Time of Closing) or those which, if not obtained, will not, either individually or in the aggregate, have a material adverse effect on the results of operations, financial condition, assets, properties, prospects or business of the Fund, Hines, Sun Gro U.S. or Sun Gro Canada or of the Fund Subsidiaries on a consolidated basis, or

                  (ii) result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

                           A. any of the provisions of the Declaration of Trust or any resolutions of the trustees of the Fund or any unitholders of the Fund or any committee thereof or any of the provisions of the constating documents or by-laws of any of the Fund Subsidiaries, Hines, Sun Gro Canada or Sun Go U.S., or any resolutions of any of the directors or shareholders of the Fund Subsidiaries, Hines, Sun Gro Canada or Sun Gro U.S., or any committee of any of them; or

                           B. any indenture, agreement, license, lease or other instrument to which any of the Fund, the Fund Subsidiaries, Hines, Sun Gro Canada or Sun Gro U.S. is a party or by which it or any of them is contractually bound or to which any of their respective assets are subject, other than breaches or defaults which will not either individually or in the aggregate have a material adverse effect on the results of operations, financial condition, assets, properties, prospects or business of the Fund, Hines, Sun Gro U.S. or Sun Gro Canada or of the Fund Subsidiaries on a consolidated basis; or

                           C. any statute, rule, regulation or law applicable to the Fund, any of the Fund Subsidiaries, Hines, Sun Gro Canada or Sun Gro U.S. including, without limitation, the Securities Laws, or any judgment, order or decree of any governmental body, agency, commission, tribunal or court having jurisdiction over any of the Fund, any of the Fund Subsidiaries, Hines, Sun Gro Canada or Sun Gro U.S.;

         (s) prior to the date hereof, except for the preparation and filing of the Preliminary Prospectus and the Prospectus and the entering into of the Transaction Agreements to which it is a party, the Fund has not previously carried on any business, entered into any material contract or arrangement or incurred any material liability, contingent or otherwise;

         (t) at the Time of Closing neither the Fund nor Sun Gro Canada nor any Fund Subsidiary will be prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its capital stock, units or other securities, from paying any interest or repaying any loans, advances or other indebtedness of the Fund, Sun Gro Canada or any Fund Subsidiary, except as otherwise described in the Prospectus or as contemplated under the Credit Facility or except as provided under applicable law;

         (u) each of the Fund, Sun Gro Canada and the Fund Subsidiaries holds, or will hold at the Time of Closing, all permits, leases, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like which are required from any governmental authority or any other person required or necessary to conduct its business and activities as currently conducted or as the Prospectus discloses they will be conducted (except such permits, leases, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like, which the failure to hold, will not either individually or in the aggregate have a material adverse effect on the results of operations, financial condition, assets, properties, prospects or business of the Fund or Sun Gro Canada or of the Fund Subsidiaries on a consolidated basis) and all such permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like are in full force and effect and in good standing in all material respects or will be in full force and effect and in good standing in all material respects at the Time of Closing;

         (v) each of the Fund, Sun Gro U.S., Sun Gro Canada and the Fund Subsidiaries has conducted and is conducting its activities or business in all material respects in compliance with all applicable laws, rules and regulations, including without limitation those of the country, province and municipality in which such entity carries on business or conducts its activities and with all agreements and leases to which it is a party;

         (w) each of the Fund, Sun Gro U.S., Sun Gro Canada and the Fund Subsidiaries has good and marketable title to all of its assets, free and clear of all charges, hypothecs, mortgages, encumbrances or other liens and, following the Time of Closing, each of the Fund and the Fund Subsidiaries will have good and marketable title to all of its assets, including the assets to be purchased by the Fund and the Fund Subsidiaries, respectively, pursuant to the Transaction Agreements, free and clear of all charges, hypothecs, mortgages, encumbrances or other liens, other than (i) liens existing pursuant to the agreement relating to the Credit Facility; and (ii) Permitted Encumbrances (as defined in the Acquisition Agreement);

         (x) except as described in the Prospectus, there is no claim, action, suit, proceeding or investigation (whether or not purportedly on behalf of the Fund or any of Sun Gro U.S., Sun Gro Canada or the Fund Subsidiaries) pending or, to the knowledge of the Fund, Hines or Sun Gro U.S., threatened against or affecting the Fund or any of Sun Gro U.S., Sun Gro Canada or the Fund Subsidiaries or any of their properties, or to which the Fund or any of Sun Gro U.S., Sun Gro Canada or the Fund Subsidiaries is a party or to which any property of the Fund or any of Sun Gro U.S., Sun Gro Canada or the Fund Subsidiaries (whether currently owned or to be acquired in the future, including without limitation as a result of the completion of the transactions contemplated in the Prospectus) is subject, at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which does, or could reasonably be expected to, individually or in aggregate, result in a material adverse effect on any of the Fund, Sun Gro U.S. or Sun Gro Canada or on the Fund Subsidiaries on a consolidated basis, or which questions the validity of any action taken or to be taken by the Fund or any of Sun Gro U.S., Sun Gro Canada or the Fund Subsidiaries pursuant to or in connection with this Agreement or any of the other Transaction Agreements or as contemplated in the Prospectus;

         (y) no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, would constitute a default under or breach of, by the Fund, Sun Gro U.S., Sun Gro Canada, any of the Fund Subsidiaries or any other person, any obligation, agreement, covenant or condition contained in any contract, indenture, trust, deed, mortgage, loan agreement, note, lease, licence or other agreement or instrument (including, without limitation, any Transaction Agreement) to which the Fund or any of Sun Gro U.S., Sun Gro

                  Canada or the Fund Subsidiaries is, or will, at the Time of Closing be, a party or by which any of them or any of their respective properties may be bound except such defaults or breaches which will not either individually or in the aggregate have a material adverse effect on the results of operations, financial condition, assets, properties, prospects or business of the Fund, Sun Gro U.S. or Sun Gro Canada or of the Fund Subsidiaries on a consolidated basis. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Purchased Units or any other security of the Fund has been issued or made by any Securities Commission or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Hines, Sun Gro U.S. or the Fund, contemplated or threatened by any such authority or under any Securities Laws;

         (z) upon filing of the Prospectus and at the Time of Closing the Fund will be a reporting issuer or the equivalent thereof in each Qualifying Jurisdiction where such concept exists and will not be in default under the Securities Laws of any Qualifying Jurisdiction;

         (aa) no agreement is currently in force or effect which in any manner affects the voting or control of any of the securities of Sun Gro U.S., Sun Gro Canada or the Fund Subsidiaries, and at the Closing Time no such agreement other than the Acquisition Agreement will be in force or effect;

         (bb) subject to meeting the minimum distribution requirements with respect to the purchasers of the Purchased Units and the filing of an election under subsection 132(6.1) of the Income Tax Act, the Fund will at the Closing Date qualify as a mutual fund trust under the Income Tax Act from inception;

         (cc) the Purchased Units are not and at the Time of Closing will not be "foreign property" as defined in the Income Tax Act;

         (dd) the Purchased Units to be issued and sold as hereinbefore described have been, or prior to the Time of Closing will be, duly authorized for issuance and, when a global certificate for the Purchased Units is countersigned by the Fund's registrar and transfer agent and issued, delivered and paid for, the Purchased Units will be validly issued and fully paid and all statements made in the Prospectus describing the Purchased Units will be accurate in all material respects;

         (ee) except as provided herein, there is no person, firm or corporation acting for the Fund, Hines, Sun Gro U.S., Sun Gro Canada or any of the Fund Subsidiaries that is entitled to any brokerage or finder's fee in connection with this Agreement or any of the other Transaction Agreements or any of the transactions contemplated hereunder or thereunder;

         (ff) except as disclosed in the Prospectus, none of the trustees, officers or employees of the Fund or any of the Fund Subsidiaries, any person who owns, directly or indirectly, more than 10% of any class of securities of the Fund or securities of any person exchangeable for more than 10% of any class of securities of the Fund, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Fund or its subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Fund and the Fund Subsidiaries, taken as a whole; and

         (gg) the representations and warranties of Hines and Sun Gro U.S. contained in the Acquisition Agreement are true and correct and will be true and correct as at the Time of Closing.

10. COVENANTS OF THE FUND, HINES AND SUN GRO U.S.

         (a) Each of the Fund, Hines and Sun Gro U.S. covenant and agree with the Underwriters that:

                  (i) the Fund will advise the Underwriters, promptly after receiving notice thereof, of the time when the Prospectus and any Supplementary Material has been filed and receipts therefor have been obtained and will provide evidence reasonably satisfactory to the Underwriters of each such filing and copies of such receipts;

                  (ii) it will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:
                           (i) the issuance by any Securities Commission of any order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Supplementary Material; (ii) the suspension of the qualification of the Purchased Units in any of the Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by any Securities Commission for amending or supplementing the Preliminary Prospectus or the Prospectus or for additional information; and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

                  (iii) the Fund will deliver to the Underwriters, as soon as practicable after the Prospectus and any Supplementary Material are prepared, a private placement memorandum incorporating the Prospectus or Supplementary Material, as the case may be, prepared for use in connection with the offering for sale of the Purchased Units in the United States pursuant to
                           Section 14, and, promptly after preparation, any amendment to the private placement memorandum; and

                  (iv) it will not amend or waive, and will cause each Fund Subsidiary not to amend or waive, any conditions of closing which are for the benefit of the Fund or any Fund Subsidiary under any of the Transaction Agreements without the prior written consent of the Underwriters not to be unreasonably withheld, and will fully and promptly enforce all of its rights under the Acquisition Agreement and such agreements and will cause the Fund Subsidiaries to fully and promptly enforce all of their respective rights under such agreements.

         (b) Each of Hines, Sun Gro U.S. and the Fund covenants and agrees to ensure that all of the transactions and steps contemplated in the Transfer Pricing Study to be completed on or prior to closing of the Acquisition have been, or will have been on or prior to the time of closing of the Acquisition, completed as and when contemplated in the Transfer Pricing Study.

         (c) The Fund covenants and agrees with the Underwriters that it will carry on its undertaking and activities and will cause the Fund Subsidiaries to carry on their business and activities, at all times substantially in accordance with the terms of the Transfer Pricing Study as updated from time to time.

         (d) The Fund will conduct its affairs so as to continue to qualify the Fund as a mutual fund trust under the Income Tax Act, including by limiting its activities in the manner contemplated in the Declaration of Trust.

11. CONDITIONS OF CLOSING. The obligation of the Underwriters to purchase the Purchased Units shall be subject to the following conditions, which are for the exclusive benefit of the Underwriters, any of which may be waived, in whole or in part, by the Underwriters, in their sole discretion, pursuant to Section 18 hereof:

         (a) each of the Transaction Agreements shall have been executed and delivered by the parties thereto, all such Transaction Agreements shall be in form and substance satisfactory to the Underwriters, none of such Transaction Agreements shall have been amended, supplemented or modified in any way and no condition or provision in any such Transaction Agreement shall have been waived by any party without the prior written consent of the Underwriters, acting reasonably, and each of the parties thereto shall have performed such of their obligations thereunder which are to be performed or completed at or prior to the Time of Closing to the satisfaction of the Underwriters, acting reasonably;

         (b) the Fund shall deliver to the Underwriters, at the Time of Closing, certificates dated the Closing Date addressed to the Underwriters and signed by the President and Chief Executive Officer and the Chief Financial Officer of Hines, on behalf of Hines, as promoter, or such other senior officer(s) of Hines as may be acceptable to the Underwriters, certifying for and on behalf of the Fund and Hines and without personal liability, after having made due enquiries, to the effect that:

                  (i) each of the Fund and Hines has complied in all material respects with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

                  (ii) the representations and warranties of the Fund and Hines contained herein are true and correct in all material respects as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing after giving effect to the transactions contemplated hereby;

                  (iii) receipts have been issued by or on behalf of the Securities Commissions in the Qualifying Jurisdictions for the Prospectus and no order, ruling or determination having the effect of ceasing the trading or suspending the issuance or sale of the Purchased Units of the Fund to be issued and sold by the Fund hereunder has been issued or made and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened; and

                  (iv) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, assets, liabilities (contingent or otherwise), capital or prospects of the Fund or any of Sun Gro U.S., Sun Gro Canada or the Fund Subsidiaries or with respect to any of the assets or liabilities or businesses of, or to be acquired or assumed by, the Fund or any of the Fund Subsidiaries (as contemplated in the Prospectus) from that disclosed in the Prospectus;

         (c) the Underwriters shall have received a certificate dated the Closing Date signed by the Chief Executive Officer of Hines or any other senior officer of Hines as may be acceptable to the Underwriters, on behalf of the Fund and Hines in form and content satisfactory to the Underwriters, acting reasonably, certifying or certifying the form of:

                  (i)      the Declaration of Trust;

                  (ii) the articles of incorporation and by-laws of the Fund Subsidiaries;

                  (iii) the resolutions of the board of directors of Hines and the resolutions of the trustees of the Fund relevant to the approval of the Prospectus and the signing and filing thereof, the issue and sale of the Purchased Units to be issued and sold by the Fund and the authorization of this Agreement and the other Transaction Agreements to which they are parties;

                  (iv) the resolutions of the boards of directors of each of Sun Gro U.S. and the Fund Subsidiaries relating to the authorization of the Transaction Agreements to which each entity is or will be a party and the completion of the transactions contemplated in the Prospectus; and

                  (v) the incumbency and signatures of signing officers of Hines, Sun Gro U.S. and the Fund;

         (d) the Underwriters, acting reasonably, shall be satisfied that the transactions described in the Prospectus and the Transfer Pricing Study as being transactions that will occur or be completed on or prior to the Closing Date have been or will concurrently be completed and that the Fund will be deemed to be a "mutual fund trust" within the meaning of the Income Tax Act from inception upon the filing of an election under subsection 132(6.1) of the Income Tax Act;

         (e) the Underwriters shall have received a comfort letter, in form and substance satisfactory to the Underwriters, acting reasonably, from the auditors of the Fund and Sun Gro U.S., updating the letter referred to in Section 7(a)(vii) to the Time of Closing, provided that such letters may be based on a review by the auditors having a cut-off date not more than two business days prior to the Closing Date;

         (f) the Fund and Hines shall cause its counsel, Borden Ladner Gervais LLP, or Paul, Hastings, Janofsky & Walker LLP, as applicable to deliver to the Underwriters and their counsel a legal opinion dated and delivered the Closing Date, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, with respect to the matters set out in Schedule "A" hereto, which opinion may be subject to usual and customary qualifications for opinions of the type to be given; provided, however that in connection with such opinions, counsel to the Fund may rely on the opinions of local counsel acceptable to counsel to the Underwriters, acting reasonably, as to the qualification for distribution of the Purchased Units and as to other matters governed by the laws of jurisdictions other than the province(s) in which they are qualified to practise or opinions may be given directly by such local counsel with respect to those items and counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers of the Fund and others;

         (g) the Fund and Hines shall cause its special counsel in the United States, Skadden, Arps, Slate, Meagher & Flom LLP, to deliver to the Underwriters and their counsel a legal opinion dated and delivered the Closing Date, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, to the effect that no registration of the Purchased Units is required under the U.S. Securities Act, provided that, in each case, the sale is made in accordance with Section 14;

         (h) the Underwriters shall have received copies of correspondence indicating that the Fund has obtained all necessary approvals for the Purchased Units issuable by the Fund to be conditionally listed on the TSE, subject only to the standard listing conditions acceptable to the Underwriters, acting reasonably;

         (i) Bankers Trust Company (the "AGENT"), as administrative agent for the lenders under the senior credit facility of Hines, shall have executed and delivered to the Fund, full and final settlement and release agreements, in form and substance satisfactory to the Underwriters, acting reasonably, releasing and discharging all claims of each such lender and all related indebtedness and security relating to any of the assets to be held after the Time of Closing by the Fund or the Fund Subsidiaries; and

         (j) the Underwriters shall have received from the auditors of the Fund such certificates, opinions or documents, in form and substance satisfactory to the Underwriters, acting reasonably, as to the taxation of the Fund and its subsidiaries, inter-company cash flows and interest deductibility and the Fund's distributable cash as the Underwriters may reasonably request.

12. CLOSING. The closing of the purchase and sale of the Purchased Units shall be completed at the Time of Closing at the offices of Borden Ladner Gervais LLP, Vancouver, British Columbia or at such other place as the Fund and the Underwriters may agree in writing. At the Time of Closing, the Fund shall deliver to the Lead Underwriter, on behalf of the Underwriters:

         (a) one definitive global unit certificate, representing in the aggregate the total number of Purchased Units, registered in the name of CDS & Co. The Lead Underwriter shall, promptly following the Time of Closing, deliver such global unit certificate to the registrar and transfer agent for the Purchased Units, which will deposit such global unit certificate with The Canadian Depository for Securities Limited, as custodian, as provided in the Declaration of Trust; and

         (b) the fees and expenses (to the extent known to, and requested by, the Underwriters prior to Closing) payable by the Fund to the Underwriters as provided in Sections 2 and 17 of this Agreement against payment by the Underwriters to or to the direction of the Fund of the purchase price for the Purchased Units, in each case by certified cheque or bank draft; provided that the Lead Underwriter may deliver a net cheque or bank draft payable to the Fund or to its order representing the gross proceeds of the offering of Purchased Units less the fees payable by the Fund to the Underwriters.

13. RESTRICTIONS ON FURTHER ISSUES, SALES OR TRANSACTIONS. Without the prior written consent of the Lead Underwriter on behalf of the Underwriters, such consent not to be unreasonably withheld, delayed or refused, during the period commencing on the date hereof and ending on the day which is 180 days following the Closing Date, the Fund shall not, directly or indirectly, authorize, issue or sell any Units or financial instruments or securities convertible into or exercisable or exchangeable for Units, or agree to or announce any such offer, sale or issuance.

14. OFFERING IN THE UNITED STATES. No offers or sales of the Purchased Units have or will be made in the United States except for offers and sales of U.S. Units (as defined in Schedule 14 hereto) that are made in accordance with the terms and are subject to the conditions of Schedule 14.

15. INDEMNIFICATION BY THE FUND AND HINES.

         (a) Each of the Fund and Hines shall, jointly and severally, fully indemnify and save harmless each of the Underwriters, each of their respective subsidiaries and each of their respective directors, officers, employees, agents, each other person, if any, controlling each Underwriter or any of their respective subsidiaries, and each shareholder of each Underwriter (collectively, the "INDEMNIFIED PARTIES" and individually an "INDEMNIFIED PARTY") from and against any and all losses (other than loss of profit), expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of the Underwriters' counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the "CLAIMS") to which any Indemnified Party may become subject or otherwise involved, in any capacity insofar as Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

                  (i) any breach by either of the Fund or Hines of its representations, warranties, covenants or obligations hereunder (provided that Hines shall not be required to indemnify an Indemnified Party in respect of a breach by the Fund of its obligations under Subsections 10(c) or (d) or Section 13 for the period of time beginning immediately following the Time of Closing);

                  (ii) any information or statement (except any information or statement relating solely to any of the Underwriters) contained in any of the Offering Documents or any certificate of the Fund or Hines delivered pursuant to this Agreement which at the time and in light of the circumstances in which it was made contains or is alleged to contain a misrepresentation;

                  (iii) any omission or alleged omission to state in the Offering Documents or any certificate of the Fund or Hines delivered under this Agreement any material fact (except facts relating solely to any of the Underwriters) required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

                  (iv) any order made or enquiry, investigation or proceeding commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission or a misrepresentation or alleged misrepresentation relating solely to any of the Underwriters) in the Offering Documents, or based upon any failure of the Fund or Hines to comply with applicable securities laws (other than any failure or alleged failure to comply by any of the Underwriters) preventing or restricting the trading in or the sale of the Purchased Units or related activities in any jurisdiction; or

                  (v) any non-compliance or alleged non-compliance by Hines or the Fund with any applicable securities laws in connection with the transactions contemplated hereby including non-compliance by Hines or the Fund with any statutory requirement to make any document available for inspection;

                  provided that in the event and to the extent that a court of competent jurisdiction, in a final judgement from which no appeal can be made, shall determine that a Claim resulted from the fraud, fraudulent misrepresentation, negligence or wilful misconduct of the Indemnified Party, such Indemnified Party shall not be entitled to claim indemnification for such Claim from any person that has not engaged in such fraud, fraudulent misrepresentation, negligence or wilful misconduct. Each of the Fund and Hines also agree to reimburse the Underwriters for the time spent by their personnel in connection with any Claim at their normal PER DIEM rates.

         (b) Promptly after receiving notice of a Claim or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Fund or Hines, an Indemnified Party will notify the Fund and/or Hines, as applicable, in writing of the particulars thereof, provided that the omission to so notify the Fund or Hines shall not relieve the Fund or Hines of any liability which the Fund or Hines may have to any Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Fund or Hines have under this indemnity.

         (c) The Fund and Hines shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim; provided that the defence shall be through legal counsel selected by the Fund or Hines and acceptable to the Indemnified Party, acting reasonably and no admission of liability shall be made by the Fund, Hines or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Fund and Hines, in each case such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

                  (i) the Fund fails to assume the defence of such suit on behalf of the Indemnified Party within 20 days of receiving notice of such suit;

                  (ii) the employment of such counsel has been authorized by the Fund or Hines; or

                  (iii) the named parties to any such suit (including any added or third parties) include the Indemnified Party and the Fund or Hines and the Indemnified Party shall have been advised in writing by counsel that there is an actual or potential conflict in the Fund's, Hines' and the Indemnified Party's respective interests or additional defences are available to the Indemnified Party, which makes representation by the same counsel inappropriate;

                  (in each of cases (i), (ii) or (iii), the Fund and Hines shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, but the Fund and Hines shall only be liable to pay the reasonable fees and disbursements of one firm of separate counsel in any one jurisdiction for all Indemnified Parties).

         (d) Each of the Fund and Hines hereby acknowledges and agrees that, with respect to Sections 15 and 16 hereof, the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents and their respective directors, officers, employees and agents (collectively, the "BENEFICIARIES"). In this regard, each of the Underwriters shall act as trustee for the Beneficiaries of the covenants of the Fund and Hines under Sections 15 and 16 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce such covenants on behalf of the Beneficiaries.

         (e) The rights of indemnity contained in this Section 15 shall not enure to the benefit of the Underwriters or any other Indemnified Party if the Fund has complied with the provisions of Sections 7 and 8 hereof and the person asserting any Claim contemplated by this Section was not provided with a copy of the Prospectus or Supplementary Material which corrects any untrue statement or information, misrepresentation or omission which is the basis of such Claim and which is required under the Securities Laws to be delivered to such person by the Underwriters or members of their banking or selling group (if any).

         (f) Neither the Fund or Hines nor any Underwriter will, without each of the other's prior written consent, settle, compromise, consent to the entry of any judgement in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out such action, suit, proceeding, investigation or claim.

16.      CONTRIBUTION.

         (a) In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 15 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, or is insufficient to hold any Indemnified Party harmless, the Fund and Hines shall contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Fund or Hines, on the one hand, and the Indemnified Party, on the other hand, but also the relative fault of the Fund, Hines, and the Indemnified Party as well as any relevant equitable considerations; provided that in no event will an Indemnified Party be liable to pay or contribute an amount in excess of the aggregate amount of the fees actually received by the Indemnified Party under this Agreement, and Hines and Fund shall be liable for such amount in excess. However, no party who has engaged in any fraud, fraudulent misrepresentation, gross negligence or wilful misconduct shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation, gross negligence or wilful misconduct.

         (b) For greater certainty, in the event of unenforceability or unavailability of the indemnity provided in Section 15, the Fund and Hines shall not have any obligation to contribute pursuant to this Section 16 in respect of any Claim except to the extent the indemnity given by it in Section 15 hereof would have been applicable to such Claim in accordance with its terms, had such indemnity been found to be enforceable and available to the Indemnified Parties.

         (c) The rights to contribution provided in this Section 16 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that paragraphs (a) and (b) of this Section shall apply, MUTATIS MUTANDIS, in respect of such other right.

17. EXPENSES. Whether or not the purchase and sale of the Purchased Units shall be completed, the Fund (or Hines if the issuance and sale of the Purchased Units does not close) will be responsible for all expenses incurred in relation to the transactions contemplated hereunder, including all fees and disbursements of legal counsel for the Fund and the Underwriters, all fees and disbursements of auditors and independent experts, prospectus filing fees, all expenses related to the road shows (including travel expenses, hotel accommodations and meals) and printing costs; provided, however, that, if the offering of the Purchased Units is completed, the Underwriters shall be responsible for $250,000 of fees and disbursements of the Underwriters' legal counsel, with the Fund (or Hines, if applicable) being responsible for the amount by which the fees and disbursements of Underwriters' legal counsel exceed $250,000.

18. ALL TERMS TO BE CONDITIONS. All terms and conditions of this Agreement shall be construed as conditions, and any breach of or failure to comply in any material respect with any of such terms or conditions which are for the benefit of the Underwriters shall entitle the Underwriters to terminate their obligations to purchase the Purchased Units by giving notice in writing to that effect to the Fund at or prior to the Time of Closing. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

19. TERMINATION BY UNDERWRITERS IN CERTAIN EVENTS.

         (a) Each Underwriter shall also be entitled to terminate its obligation to purchase the Purchased Units by written notice to that effect given to the Fund or Hines at or prior to the Time of Closing if:

                  (i) there shall be any material change in the affairs of the Fund, Sun Gro U.S., Sun Gro Canada or any of the Fund Subsidiaries (actual or as contemplated in the Prospectus), or there should be discovered any previously undisclosed material fact (other than a material fact related solely to any of the Underwriters) required to be disclosed in the Prospectus or there should occur a change (other than a change related solely to any of the Underwriters) in a material fact contained in the Prospectus, in each case which, in the opinion of the Underwriters, acting reasonably, has or may have a materially adverse effect on the market price or value of the Purchased Units;

                  (ii) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any third party (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters) which, in the opinion of the Underwriter, acting reasonably, operates or could operate to prevent, suspend, hinder, delay, restrict or otherwise materially adversely affect the transactions contemplated by the Prospectus or the Transaction Agreements or any of them;

                  (iii) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSE or any securities regulatory authority (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters) or any law or regulation is enacted or changed which, in the opinion of the Underwriter, acting reasonably, operates to prevent, suspend or restrict the distribution or trading of the Purchased Units or materially and adversely affects or will materially and adversely affect the market price or value of the Purchased Units;

                  (iv) the state of financial markets in Canada is such that, in the reasonable opinion of the Underwriters, the Purchased Units cannot be marketed profitably;

                  (v) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the opinion of the Underwriter, acting reasonably, materially adversely affects, or may materially adversely affect, the financial markets in Canada or the United States, the business, operations or affairs of the Fund and the Fund Subsidiaries (actual or as contemplated in the Prospectus) taken as a whole or the marketability of the Purchased Units; or

                  (vi) there is announced any change or proposed change in the Income Tax Act or any other tax laws of Canada or any other jurisdiction and such change could, in the opinion of the Underwriter, acting reasonably, be expected to have a significant adverse effect on the market price, value or marketability of the Purchased Units.

         (b) If this Agreement is terminated by any of the Underwriters pursuant to Subsection 19(a), there shall be no further liability on the part of such Underwriter or of the Fund or Hines to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Sections 15, 16, and 17.

         (c) The right of the Underwriters or any of them to terminate their respective obligation under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Fund or Hines in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this
                  Section 19 shall not be binding upon the other Underwriters.

20. STABILIZATION. In connection with the distribution of the Purchased Units, the Underwriters and members of their selling group (if any) may over-allot or effect transactions which stabilize or maintain the market price of the Purchased Units at levels above those which might otherwise prevail in the open market in compliance with Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

21. OBLIGATIONS OF THE UNDERWRITERS TO BE SEVERAL. Subject to the terms and conditions hereof, the obligation of the Underwriters to purchase the Purchased Units shall be several and not joint. The percentage of the Purchased Units to be severally purchased and paid for by each of the Underwriters shall be as follows:

         BMO Nesbitt Burns Inc.                               -         30%
         CIBC World Markets Inc.                              -         19%
         RBC Dominion Securities Inc.                         -         19%
         Scotia Capital Inc.                                  -         12%
         National Bank Financial Inc.                         -         10%
         TD Securities Inc.                                   -         10%

If an Underwriter (a "REFUSING UNDERWRITER") shall not complete the purchase and sale of the Purchased Units which such Underwriter has agreed to purchase hereunder for any reason whatsoever, including as a result of termination by a Refusing Underwriter pursuant to Section 19, the other Underwriters (the "CONTINUING UNDERWRITERS") shall be entitled, at their option, to purchase all but not less than all of the Purchased Units which would otherwise have been purchased by such Refusing Underwriter PRO RATA according to the number of Purchased Units to have been acquired by the Continuing Underwriters hereunder or in such proportion as the Continuing Underwriters shall agree in writing. If the Continuing Underwriters do not elect to purchase the balance of the Purchased Units pursuant to the foregoing:

         (a) the Continuing Underwriters shall not be obliged to purchase any of the Purchased Units that any Refusing Underwriter is obligated to purchase;

         (b) the Fund shall not be obliged to sell less than all of the Purchased Units; and

         (c) the Fund shall be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer, in which event there shall be no further liability on the part of the Fund, Hines or the Continuing Underwriters, except pursuant to the provisions of Sections 15, 16 and 17.

22. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered:

         (a) in the case of the Fund, Sun Gro Horticulture Income Fund, c/o Sun Gro Horticulture Canada Ltd., 15831 NE 8th Street, Suite 100, Bellevue, Washington, U.S.A., 98008, Facsimile No.: (425) 450-9379, Attention: Mitch Weaver, President; in each case with a copy of any such notice to Borden, Ladner, Gervais LLP, 1200-200 Burrard St. PO Box 48600 Stn Bentall Vancouver, B.C. V7X 1T2 Facsimile No.: (604) 687-1415, Attention: Ian A. Webb

         (b) in the case of Sun Gro U.S., Sun Gro Horticulture, Inc., 15831 NE 8th Street, Suite 100, Bellevue, Washington, U.S.A., 98008, Facsimile No.: (425) 450-9379, Attention: Mitch Weaver, President, and in the case of Hines, Hines Horticulture, Inc., 12621 Jeffrey Road, Irvine, California, 92620-2101, Facsimile
                  No.: (949) 786-0968, Attention: Claudia Pieropan, in each case with a copy to Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, 17th Floor, Costa Mesa, California, 92626, Facsimile No.: (714) 979-1921, Attention: William J. Simpson; and

         (c)      in the case of the Underwriters to the following addresses:
                  (i) BMO Nesbitt Burns Inc., 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, Facsimile No.: (604) 443-1408, Attention: Brad Hardie; (ii) CIBC World Markets Inc., 400 Burrard Street, 12th Floor, Vancouver, British Columbia, V6C 3A6, Facsimile No.: (604) 891-6330, Attention:
                  Alan C. Wallace; (iii) RBC Dominion Securities Inc., Suite 2100, 666 Burrard Street, Vancouver, British Columbia, V6C 3B1, Facsimile No.: (604) 257-7117, Attention: Stephen J. Swaffield; (iv) Scotia Capital Inc., Scotia Tower, 18th Floor, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N9, Facsimile No.: (604) 661-7496, Attention: David Bustos; (v) National Bank Financial Inc., Suite 3300, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8, Facsimile No.: (604) 682-2132, Attention: Charles J. Addison; (vi) TD Securities Inc., 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B6, Facsimile No.: (604) 654-3671, Attention: Margaret Hyde; in each case with a copy of any such notice to Blake, Cassels & Graydon LLP, Box 25, Commerce Court West, 28th Floor, Toronto, Ontario, M5L 1A9, Facsimile No.: (416) 863-2653, Attention: Jeffrey R. Lloyd.

The parties hereto may change their respective addresses for notices by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, shall be given by telecopy and shall be deemed to have been given when (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice given by telecopy, on the first business day following the day on which it is sent.

23. MISCELLANEOUS.

         (a) Except with respect to Sections 15, 16 and 21, all transactions and notices on behalf of the Underwriters hereunder or contemplated hereby may be carried out or given on behalf of the Underwriters by the Lead Underwriter and the Lead Underwriter shall use commercially reasonable efforts to discuss with the other Underwriters the nature of any such transactions and notices prior to giving effect thereto or the delivery thereof, as the case may be.

         (b) This Agreement shall enure to the benefit of, and shall be binding upon, the Underwriters and the Fund, Sun Gro U.S. and Hines and their respective successors and legal representatives.

         (c) This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

         (d) Time shall be of the essence hereof and, following any waiver or indulgence by any party, time shall again be of the essence hereof.

         (e) The words, "hereunder", "hereof" and similar phrases mean and refer to the Agreement formed as a result of the acceptance by the Fund, Hines and Sun Gro U.S. of this offer by the Underwriters to purchase the Purchased Units.

         (f) All representations, warranties, covenants and agreements of the Fund, Hines and Sun Gro U.S. herein contained or contained in documents submitted pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase and sale of the Purchased Units and the termination of this Agreement and shall continue in full force and effect for the benefit of the Underwriters regardless of any subsequent disposition of the Purchased Units or any investigation by or on behalf of the Underwriters with respect thereto for a period of (i) three years following the Closing Date in respect of representations, warranties, covenants and agreements of Hines and Sun Gro U.S.; and (ii) five years following the Closing Date in respect of representations, warranties, covenants and agreements of the Fund. The Underwriters and the Fund, Sun Gro U.S. and Hines shall be entitled to rely on the representations and warranties of the Fund, Sun Gro U.S. and Hines or the representations and warranties of the Underwriters, as the case may be, contained herein or delivered pursuant hereto notwithstanding any investigation which the Underwriters or the Fund, Sun Gro U.S. and Hines may undertake or which may be undertaken on their behalf. Notwithstanding the foregoing, each of the representations and warranties in Section 9, to the extent that such representation and warranty is also given in the Acquisition Agreement, is subject to the same disclosed exceptions set out in the disclosure schedules to the Acquisition Agreement.

         (g) The parties hereto acknowledge that Sun Gro Canada is entering into this agreement solely on behalf of the Fund and the obligations of the Fund hereunder shall not be personally binding upon any of the trustees of the Fund, Sun Gro Canada, any registered or beneficial holder of trust units of the Fund or any beneficiary under a plan of which a holder of such trust units acts as a trustee or carrier, and that resort shall not be had to, nor shall recourse be sought from, any of the foregoing or the private property of any of the foregoing in respect of any indebtedness, obligation or liability of the Fund arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, and recourse shall be limited to, and satisfied only out of, the Fund Assets as defined in the Declaration of Trust made the 12th day of February, 2002, as amended or restated from time to time.

         (h) Each of the parties hereto shall be entitled to rely on delivery of a facsimile copy of this Agreement and acceptance by each such party of any such facsimile copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

         (i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         (j) It is understood that the terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters or any of them and the Fund and Hines with respect to this offering including, without limitation, the engagement letter between Sun Gro U.S., Sun Gro Canada and Hines, on behalf of itself and the Fund, and the Lead Underwriter dated December 5, 2001.

If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.

Yours very truly

BMO NESBITT BURNS INC.


By: /S/ "Bradley J. Hardie"


CIBC WORLD MARKETS INC.


By: /S/ "Alan C. Wallace"


RBC DOMINION SECURITIES INC.


By: /S/ "Stephen J. Swaffield"


SCOTIA CAPITAL INC.


By: /S/ "David Bustos"


NATIONAL BANK FINANCIAL INC.


By: /S/ "Charles J. Addison"


TD SECURITIES INC.


By: /S/ "Margaret Hyde"

Accepted and agreed to by the undersigned as of the date of this letter first written above.

                                    SUN GRO HORTICULTURE INCOME FUND,
                                    BY ITS ATTORNEY
                                    SUN GRO HORTICULTURE CANADA LTD.


                                    By: /S/  "Bradley A. Wiens"


                                    By: /S/  "Mitchell J. Weaver"


                                    HINES HORTICULTURE, INC.


                                    By: /S/  "Claudia M. Pieropan"


                                    SUN GRO HORTICULTURE, INC.


                                    By: /S/  "Mitchell J. Weaver"

                                  SCHEDULE "A"

                    OPINION OF COUNSEL TO THE FUND AND HINES


THE FUND AND THE PURCHASED UNITS

1. the Fund has been duly created and organized and is validly existing as an unincorporated trust under the laws of British Columbia, having W. John Dawson, John T. Goldsmith Mitchell T. Weaver and T. Richard Turner as its trustees;

2. the Fund has the power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus;

3. the Fund is authorized to issue an unlimited number of Purchased Units of which [INSERT NUMBER OF PURCHASED UNITS BEING ISSUED PURSUANT TO THE PROSPECTUS] have been validly created and issued and are outstanding as fully paid and non-assessable;

4. the Fund and the attributes and characteristics of the Purchased Units conform in all material respects with the descriptions thereof in the Prospectus;

5. the TSE has conditionally approved the listing and posting for trading of the Purchased Units, subject to the Fund fulfilling all of the requirements of the TSE;

6. Computershare Trust Company of Canada has been duly appointed as the registrar and transfer agent for the Purchased Units;

7. no order having the effect of ceasing or suspending the distribution of the Purchased Units, of which counsel is aware, has been issued by any Securities Commission and no proceedings for that purpose, of which counsel is aware, have been instituted or are pending or contemplated;

8. SGC New is a corporation duly amalgamated and validly existing under the laws of Nova Scotia and is in good standing with respect to filing of returns.

9. SGC New has all necessary corporate power, capacity and authority to own its properties and assets and conduct its business as presently conducted and as proposed to be conducted including as contemplated in the Prospectus;

10. SGC New is authorized to issue [o SHARES] and an unlimited number of Sun Gro Notes, of which [o SHARES] have been validly created and issued and are outstanding as fully paid and non-assessable and [PRINCIPAL AMOUNT] of Sun Gro Notes have been validly created and issued and are outstanding;

11. the Fund is the registered holder of all issued and outstanding Sun Gro Common Shares and Sun Gro Notes;

12. SGC New and the attributes and characteristics of the Sun Gro Common Shares and the Sun Gro Notes conform in all material respects with the descriptions thereof in the Prospectus;

OTHER FUND SUBSIDIARIES

13. each of SG Holdco, SG Management, SG Distribution and SG Processing is duly incorporated [OR ORGANIZED] and validly existing under the laws of its respective jurisdiction of incorporation and is in good standing with respect to filing of returns and each has all necessary corporate power, capacity and authority to own its properties and assets and conduct its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus;

14. the authorized capital of [EACH OTHER FUND SUBSIDIARY], consists of [DESCRIBE AUTHORIZED CAPITAL], of which [NUMBER] of [SHARES] are currently issued and outstanding, all of which [SHARES] are validly issued as fully paid and non-assessable, and [PARENT IN EACH CASE] is the registered holder of all of the issued and outstanding [SHARES];

HINES, HINES NURSERIES, SUN GRO U.S.

15. each of Hines, Hines Nurseries and Sun Gro U.S. is duly incorporated and organized and validly existing under the laws of its respective jurisdiction of incorporation and is in good standing with respect to filing of returns and each has all necessary corporate power, capacity and authority to own its property and assets and conduct its business as presently conducted.

TRANSACTION AGREEMENTS

16. each of the Fund, Hines, Hines Nurseries, Sun Gro U.S., SGC New, SG Holdco, SG Management, SG Distribution and SG Processing, has the requisite power, capacity and authority to enter into and deliver each of the Transaction Agreements to which it is a party and to perform its obligations thereunder and to carry out the transactions contemplated thereby and by the Prospectus, and each of such Transaction Agreements has been duly authorized, executed and delivered on behalf of the Fund, Hines, Hines Nurseries, Sun Gro U.S., SGC New, SG Holdco, SG Management, SG Distribution, and SG Processing, as the case may be, and is a legal, valid and binding obligation of the Fund, Hines, Hines Nurseries, Sun Gro U.S., SGC New, SG Holdco, SG Management, SG Distribution, and SG Processing, as the case may be, in accordance with its terms;

17. the execution and delivery of each of the Transaction Agreements to which the Fund, Hines, Hines Nurseries, Sun Gro U.S. SGC New, SG Holdco, SG Management, SG Distribution or SG Processing is a party, the fulfilment of the terms thereof by the Fund, Hines, Hines Nurseries, Sun Gro U.S. SGC New, SG Holdco, SG Management, SG Distribution and SG Processing, respectively, the creation, issue, sale and delivery by the Fund of the Purchased Units and the creation, issue, sale and delivery by SGC New of the Sun Gro Common Shares and Sun Gro Notes do not result in a breach of or conflict with, and such actions will not in and of themselves, after notice or lapse of time or both, result in a breach of or conflict with:

         (a) any applicable laws in the provinces of British Columbia, Alberta, Ontario and Quebec, and any applicable corporation statutes in the province of Nova Scotia and the states of Nevada, Delaware and California;

         (b) any of the terms, conditions or provisions of the Declaration of Trust, the constating documents of Hines, Hines Nurseries, Sun Gro U.S. SGC New, SG Holdco, SG Management, SG Distribution and SG Processing or any resolutions, of which counsel is aware, of the trustees, Unitholders, directors (or any committee thereof) or shareholders thereof;

         (c)      any written indenture, agreement or instrument, listed on
                  Schedule 4.1.12 to the Acquisition Agreement, to which the Fund, Hines, Hines Nurseries, Sun Gro U.S., SGC New, SG Holdco, SG Management, SG Distribution and SG Processing, as the case may be, is a party or by which it is contractually bound as of the Closing Date;

         (d) any judgment, order or decree, of which counsel is aware, of any court, governmental agency or body or regulatory authority having jurisdiction over the Fund, Hines, Hines Nurseries, Sun Gro U.S., SGC New, SG Holdco, SG Management, SG Distribution and SG Processing, as the case may be;

18. no consent, approval, authorization or order of or filing, registration or qualification with any court, governmental agency, commission or body or regulatory authority is required for the execution, delivery and performance by the Fund, Hines, Hines Nurseries, Sun Gro U.S., SGC New, SG Holdco, SG Management, SG Distribution, SG Processing, as the case may be, of the Transaction Agreements to which they are a party or the consummation of the transactions contemplated therein, except for such as have been made or obtained and except for such consents, approvals, authorizations, order, filing, registration or qualification which are not required to be obtained under applicable laws in the provinces of British Columbia, Alberta, Ontario and Quebec, and any applicable corporation statutes in the states of Nevada, Delaware and California prior to closing in order to complete the transactions contemplated in the Transaction Agreements.

TAX MATTERS

19. The section of the Preliminary Prospectus and Prospectus entitled "Certain Canadian Federal Income Tax Considerations", subject to the limitations, restrictions, qualifications and assumptions set out therein, describes the principal Canadian federal income tax considerations generally applicable under the Income Tax Act to a holder of Trust Units who acquires Trust Units pursuant to the Prospectus and who, for the purposes of the Income Tax Act, is resident in Canada, holds the Trust Units as capital property and deals at arm's length with the Fund.

20. The statements in the section "Eligibility for Investment" in the Preliminary Prospectus and Prospectus are true and correct.

SECURITIES LAWS

21. all approvals, permits, consents, orders and authorizations under applicable Securities Laws have been obtained, all necessary documents have been filed and all other legal requirements have been fulfilled to qualify the issuance or distribution and sale of the Purchased Units to the public in each of the Qualifying Jurisdictions and to permit the issuance, sale and delivery of the Purchased Units to the public through dealers registered under the applicable laws of each of the Qualifying Jurisdictions who have complied with the relevant provisions of such laws;

                                   SCHEDULE 14
                                   -----------

                         UNITED STATES OFFERS AND SALES
                         ------------------------------

         As used in this Schedule 14, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the underwriting agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

         (a) "144A Units" means the Purchased Units offered for sale only to Qualified Institutional Buyers;

         (b) "Accredited Investor" means an accredited investor as that term is defined in Rule 501(a) of Regulation D;

         (c) "Accredited Investor Units" means the Purchased Units offered for sale to Accredited Investors who are not also Qualified Institutional Buyers;

         (d) "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the U.S. Units (as defined below) and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the U. S. Units;

         (e) "Qualified Institutional Buyer" means a qualified institutional buyer as that term is defined in Rule 144A;

         (f) "Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

         (g) "Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

         (h) "Rule 144A" means Rule 144A adopted by the SEC under the U.S. Securities Act;

         (i)      "SEC" means the United States Securities and Exchange
                  Commission;

         (j) "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

         (k) "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

         (l) "U.S. Person" means a U.S. person as that term is defined in Regulation S;

         (m) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

         (n) "U.S. Units" means the Accredited Investor Units and the 144A Units; and

         (o) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

All other capitalized terms used but not otherwise defined in this Schedule 14 shall have the meanings assigned to them in the Agreement to which this Schedule 14 is attached.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITERS
-------------------------------------------------------------

Each Underwriter acknowledges that the U.S. Units have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act. Accordingly, each Underwriter represents, warrants and covenants to the Fund and Hines that:

1. It has not offered and sold, and will not offer and sell, any U.S. Units forming part of its allotment except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the United States as provided in paragraphs 2 through 12 below. Accordingly, neither the Underwriter, its affiliates nor any persons acting on its or their behalf, has made or will make (except as permitted in paragraphs 2 through 12 below) (i) any offer to sell or any solicitation of an offer to buy, any U.S. Units to any person in the United States, (ii) any sale of U.S. Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Underwriter, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the U.S. Units.

2. It has not entered and will not enter into any contractual arrangement with respect to the distribution of the U.S. Units, except with its affiliates, any selling group members or with the prior written consent of the Fund. It shall require each selling group member to agree, for the benefit of the Fund, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such selling group member.

3. All offers and sales of U.S. Units in the United States shall be made through the Underwriter's U.S. registered broker-dealer affiliate in compliance with all applicable U.S. broker-dealer requirements. Such broker-dealer affiliate is a Qualified Institutional Buyer.

4. Offers and sales of U.S. Units in the United States shall not be made by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5. Offers to sell and solicitations of offers to buy U.S. Units shall be made (i) in the case of 144A Units, in accordance with Rule 144A only to persons reasonably believed to be Qualified Institutional Buyers,
         (ii) in the case of Accredited Investor Units only to persons reasonably believed to be Accredited Investors and (iii) in each case to purchasers that are exempt, or in transactions that are exempt, from registration under applicable state securities laws.

6. All purchasers of the 144A Units in the United States shall be informed that the 144A Units have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such purchasers in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A thereunder.

7. Each offeree of 144A Units in the United States has been or shall be provided with a U.S. placement memorandum (the "U.S. 144A Memorandum") including the Prospectus, and each purchaser will have received at or prior to the time of purchase of any 144A Units the U.S. 144A Memorandum including the Prospectus. The U.S. 144A Memorandum shall set forth the following:

                  "The Units have not been and will not be registered under the 1933 Act and are being offered and sold within the United States exclusively to persons reasonably believed by the underwriters to be Qualified Institutional Buyers (as defined in rule 144A under the 1933
         Act) and to a limited number of Accredited Investors (as defined in Rule 501(a) under the 1933 Act). Each recipient of this U.S. Placement Memorandum is hereby notified that the offer and sale of Units to it is being made in reliance upon the exemption from the registration requirements of the 1933 Act provided by Rule 144A thereunder.

                  "Each U.S. purchaser that is a Qualified Institutional Buyer will, by its purchase of such Units, be deemed to have represented, warranted and agreed for the benefit of the Fund, the Underwriters and the U.S. Affiliates as follows:

         (a) it is aware that the Units have not been and will not be registered under the 1933 Act and that the offer and sale of Units to it are being made in reliance on Rule 144A;

         (b) it is a Qualified Institutional Buyer and is acquiring the Units for its own account or for the account of a Qualified Institutional Buyer with respect to which it exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Units in violation of United States federal or state securities laws;

         (c) it acknowledges that it has not purchased the Units as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (d) it understands that if it decides to offer, sell or otherwise transfer any of the Units, such Units may be offered, sold or otherwise transferred only, (i) to the Fund, (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, or (iii) within the United States in accordance with (A) Rule 144A to a person the seller reasonably believes is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (B) the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available;

         (e) it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing the Units, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE FUND THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
                  (A) TO THE FUND, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE FUND, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.";

                  PROVIDED, that if Units are being sold under paragraph (d)(ii) above, and provided that the Fund is a "foreign issuer" within the meaning of Regulation S at the time of sale, the legend may be removed by providing a declaration to Computershare Trust Company of Canada as registrar and transfer agent, as set forth in Exhibit A hereto (or as the Corporation may prescribe from time to time); and PROVIDED, FURTHER, that, if any such securities are being sold under paragraph (d)(iii)(B) above, the legend may be removed by delivery to Computershare Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Fund, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws; and

         (f) it consents to the Fund making a notation on its records or giving instructions to any transfer agent of the Units in order to implement the restrictions on transfer set forth and described herein."

         The Exhibit A referred in this Section 7 is set forth as Exhibit A to this Schedule.

8. Any offer, sale or solicitation of an offer to buy 144A Units that has been made or will be made in the United States was or will be made only to Qualified Institutional Buyers in transactions that are exempt from registration under applicable state securities laws.

9. Prior to completion of any sale of Accredited Investor Units in the United States, each U.S. purchaser thereof will be required to execute a Purchaser's Letter in the form attached hereto as Appendix I to this Schedule.

10. It will deliver, prior to the purchase, a copy of the U.S. private placement offering memorandum (the "Accredited Investor U.S. Placement Memorandum") attached to a copy of the Prospectus to each person in the United States purchasing Accredited Investor Units from it.

11. Prior to the Time of Closing, it will provide the transfer agent with a list of all purchasers of the U.S. Units.

12. At closing, the lead Underwriter, together with its U.S. affiliate selling U.S. Units in the United States, will provide a certificate, substantially in the form of Exhibit B to this Schedule relating to the manner of the offer and sale of the U.S. Units in the United States.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND AND HINES
---------------------------------------------------------------

         The Fund and Hines jointly represent, warrant, covenant and agree that:

1. (a) The Fund is a "foreign issuer" within the meaning of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in the U.S. Units; (b) the Fund is not now and as a result of the sale of U.S. Units contemplated hereby will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended; and (c) the U.S. Units are not, and as of the Time of Closing will not be, and no securities of the same class as the U.S. Units are or will be, (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act, (ii) quoted in an "automated inter-dealer quotation system", as such term is used in the U.S. Exchange Act, or (iii) convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) of less than ten percent for securities so listed or quoted.

2. During the period in which the U.S. Units are offered for sale, neither the Fund nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any Directed Selling Efforts in the United States, or (ii) has engaged in or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the U.S. Units in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

3. Except with respect to the offer and sale of the U.S. Units offered hereby, the Fund has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States.

4. For so long as any of the 144A Units are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and if the Corporation is not subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the U.S. Exchange Act or exempt from such reporting requirements pursuant to Rule 12g3-2(b) thereunder, the Fund will provide to any holder of such 144A Units, or to any prospective purchaser of such 144A Units designated by such holder, upon the request of such holder or prospective purchaser, at or prior to the time of resale, the information required to be provided by Rule 144A(d)(4).

                                    EXHIBIT A

         FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:      Computershare Trust Company of Canada
                  as registrar and transfer agent
                  for Units of
                  Sun Gro Horticulture Income Fund
         Toronto, Ontario

                  The undersigned (a) acknowledges that the sale of the securities of Sun Gro Horticulture Income Fund (the "Fund") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) it is not an affiliate of the Fund (as defined in Rule 405 under the 1933 Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or
(B) the transaction was executed on or through the facilities of The Toronto Stock Exchange, the Montreal Exchange, or the Canadian Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.


Dated:   ____________


                                     By: __________________________
                                         Name:
                                         Title:

                                    EXHIBIT B

                            UNDERWRITERS' CERTIFICATE

         In connection with the private placement in the United States of the U.S. Units of Sun Gro Horticulture Income Fund (the "Fund") pursuant to the Underwriting Agreement dated March 18, 2002 among the Fund, and the Underwriters named therein (the "Underwriting Agreement"), each of the undersigned does hereby certify as follows:

                  (i) [NAME OF U.S. BROKER-DEALER AFFILIATE] is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and in good standing with the National Association of Securities Dealers, Inc. on the date hereof;

                  (ii) each offeree of 144A Units was provided with a copy of the U.S. 144A Placement Memorandum, including the Canadian final prospectus dated March 18, 2002 and the documents incorporated by reference therein for the offering of the 144A Units in the United States;

                  (iii) each offeree of Accredited Investor Units was provided with a copy of the Accredited Investor U.S. Placement Memorandum, including the Canadian final prospectus, for the offering of the Accredited Investor Units in the United States

                  (iv) immediately prior to our transmitting such U.S. 144A Placement Memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer and, on the date hereof, we continue to believe that each U.S. person purchasing 144A Units from us is a Qualified Institutional Buyer;

                  (v) immediately prior to transmitting the Accredited Investor U.S. Placement Memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was an "accredited investor" as defined in Rule 501(a) of Regulation D (an "Accredited Investor") under the Securities Act of 1933, as amended (the "1933 Act"), and, on the date hereof, we continue to believe that each U.S. person purchasing Accredited Investor Units from us is an Accredited Investor;

                  (vi) no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the U.S. Units in the United States;

                  (vii) the offering of the U.S. Units in the United States has been conducted by us in accordance with the terms of the Underwriting Agreement; and

                  (viii) prior to any sale of Accredited Investor Units in the United States, we caused each U.S. purchaser purchasing Accredited Investor Units to execute a U.S. Purchaser's Letter in the form of Appendix I to Schedule "14" to the Underwriting Agreement.

         Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.


Dated this __ day of __________, 2002.



BMO NESBITT BURNS INC.                           [U.S. BROKER-DEALER AFFILIATE]


By:                                              By:
       -----------------------------------               -----------------------
       Name:                                             Name:
       Title:                                            Title:

                                   APPENDIX I
                                TO SCHEDULE "14"

                             U.S. PURCHASER'S LETTER

[U.S. BROKER-DEALER]
[ADDRESS]

                  Re:      Purchase of Units
                           SUN GRO HORTICULTURE INCOME FUND
                           --------------------------------

Ladies and Gentlemen:

                  In connection with its agreement to purchase the number of Units (the "Units") of Sun Gro Horticulture Income Fund (the "Fund") indicated herein, the undersigned represents, warrants and covenants to you as follows:

         (a) it understands that the Units have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws and that the contemplated sale is being made in reliance on a private placement exemption to accredited investors (as such term is defined in Rule 501 of Regulation D under the 1933 Act);

         (b) it has had access to such additional information, if any, concerning the Fund as it has considered necessary in connection with its investment decision to acquire the Units;

         (c) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Units and is able to bear the economic risks of such investment;

         (d) it has completed an Investor Questionnaire (a copy of which is available from the Underwriters);

         (e) it acknowledges that it has not purchased the Units as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (f) it is an employee of either Sun Gro Horticulture Canada Ltd. or ________________________ [NAME OF OTHER SUBSIDIARY], both of which are wholly owned Subsidiaries of the Fund;

         (g) it agrees that if it decides to offer, sell or otherwise transfer any of the Units, such Units may be offered, sold or otherwise transferred only, (i) to the Fund, (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, or (iii) within the United States in accordance with (A) Rule 144A to a person the seller reasonably believes is a Qualified Institutional Buyer (as such term is defined in Rule 144A under the 1933 Act) that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (B) the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available;

         (h) it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing Units, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE FUND THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
                  (A) TO THE FUND, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE FUND, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.";

                  PROVIDED, that if Units are being sold under paragraph (g)(ii) above, and PROVIDED that the Corporation is a "foreign issuer" within the meaning of Regulation S at the time of sale, any such legend may be removed by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent, to the effect set forth in Annex A hereto (or as the Fund may prescribe from time to time); and provided, further, that, if any such Units are being sold under paragraph (g)(iii) above, the legend may be removed by delivery to Computershare Trust Company of Canada and the Fund of an opinion of counsel, of recognized standing reasonably satisfactory to the Fund, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

         (i) it consents to the Fund making a notation on its records or giving instructions to any transfer agent of the Units in order to implement the restrictions on transfer set forth and described herein; and

         (j) if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver and file and otherwise assist the Fund in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Units.

                  The undersigned acknowledges that the representations and warranties and agreements contained herein are made by it with the intent that they may be relied upon by you in determining its eligibility to purchase the Units. By this letter the undersigned represents and warrants that the foregoing representations and warranties are true and that they shall survive the purchase by it of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the undersigned of Units.

                  You are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  Registration of the certificate(s) representing the Units should be made as follows (if space is insufficient, attach a list):




                                    NAME:             __________________
                                    ----

                                    ADDRESS:          __________________
                                    -------

                                                      __________________

                                                      __________________

                            Number of
                            Units Purchased:          __________________

                            Total Purchase Price:     __________________

                  A certified cheque or bank draft in the amount set forth above accompanies this letter.

                  The certificate(s) representing the Units should:

*        [ ]      be mailed by registered mail to the registered holder(s) at the address set forth in the prior paragraph; or

*        [ ]      be made  available to be picked up at the  principal office of the Fund's Registrar and Transfer Agent in the City of Vancouver, British Columbia.

* Please check one box, failing which such certificate will be mailed by registered mail to the registered holder(s) as described above.



Dated:   __________________                          ______________________
                                                     Name of Purchaser


                                                     By: ___________________
                                                              Name:
           Title:

                                                                         ANNEX A
                                                                         -------


                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:      Computershare Trust Company of Canada
                  as registrar and transfer agent
                  for Units
         Sun Gro Horticulture Income Fund

The undersigned (a) acknowledges that the sale of the securities of Sun Gro Horticulture Income Fund (the "Fund") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) the undersigned is not an affiliate of the Fund as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The Toronto Stock Exchange, the Montreal Exchange, or the Canadian Venture Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.



Dated:   ____________________                       ________________________
                                                    Name of Seller


                                                    By: _____________________
                                                         Name:
                                                         Title: